POWER OF ATTORNEY
EDGAR Access and Section 16 Reporting

Effective as of June 16, 2025

The undersigned hereby constitutes and appoints each of Joseph C. Blasko and Tandra M. Foster, with full power of substitution and re-substitution, or any of them acting individually, as the undersigned’s true and lawful attorney-in-fact to:

1.    obtain credentials (including codes or passwords) to enable the undersigned to submit and file documents, forms and information required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation of the U.S. Securities and Exchange Commission (“SEC”) via the Electronic Data Gathering and Retrieval (“EDGAR”) system, including (i) preparing, executing in the undersigned’s name and on the undersigned’s behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purposes of the Form ID or such other documents; and (ii) enrolling the undersigned in EDGAR Next or any successor filing system;

2.    act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, delegated entities or other such roles as the undersigned or the attorney-in-fact may designate (and as such terms may be defined by the SEC from time to time); (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

3.    cause Allegion plc, (the “Company”) to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize the Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account;

4.    seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information;

5.    execute for, and on behalf of, the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, Forms 3, 4 and 5 relating to the Company in accordance with Section 16(a) of the Exchange Act the rules and regulations promulgated thereunder, and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”);

6.    take any action for, and on behalf of, the undersigned that may be necessary or desirable to prepare, complete and timely file any such Form 3, 4 or 5, Forms 144, or other required report, and any amendments, supplements or exhibits thereto, with the SEC, the New York Stock Exchange and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act or Rule 144 of the Securities Act; and

7.    take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s sole discretion.

The undersigned hereby acknowledges that (a) the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned; (b) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information; (c) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable; (d) neither the Company nor any attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act or the Securities Act, (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (e) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act or the Securities Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earlier of (a) the date on which the undersigned is no longer required to file Forms 3, 4, and 5 or Forms 144 with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company, (b) as to the appointment of each of Joseph C. Blasko and Tandra M. Foster, upon his or her resignation as an employee of the Company, and (c) the revocation of this Power of Attorney by the undersigned in a signed writing delivered to such attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney. This Power of Attorney may be filed with the SEC as a conforming statement of the authority granted herein.

IN WITNESS WHEREOF undersigned has caused this Power of Attorney to be executed as of this 27th day of June 2025.

Signature:	/s/ Timothy P. Eckersley
Name:	Timothy P. Eckersley